Exhibit 99.1

ASYST TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	March 31,	March 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$96,214	$74,577
Restricted cash and equivalents	3,088	5,052
Short-term investments	—	5,000
Accounts receivable, net	74,878	28,307
Inventories	22,204	39,296
Deferred tax asset	—	33,906
Prepaid expenses and other	10,317	14,618

Total current assets	206,701	200,756

Long-term assets:
Property and equipment, net	24,295	34,399
Deferred tax asset	200	30,294
Goodwill	65,505	—
Intangible assets, net	76,862	29,901
Other assets	21,662	32,180
Assets of discontinued operations	—	16,885

Total long-term assets	188,524	143,659

Total assets	$395,225	$344,415

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term loans and notes payable	$17,976	$16,707
Current portion of long-term debt and finance leases	1,273	1,076
Accounts payable-unrelated parties	36,527	9,193
Accounts payable-related parties	8,500	—
Accrued liabilities	50,572	46,819
Deferred revenue	2,130	4,367

Total current liabilities	116,978	78,162

Long-term liabilities:
Long-term debt and finance leases, net of current portion	114,812	90,331
Deferred tax liability	23,754	6,478
Other long-term liabilities	12,754	317
Liabilities of discontinued operations	—	4,190

Total long-term liabilities	151,320	101,316

Minority interest	58,893	—
Shareholders’ equity:
Common stock	332,569	297,197
Deferred stock-based compensation	(3,992)	(2,846)
Accumulated deficit	(265,248)	(129,379)
Accumulated other comprehensive income (loss)	4,705	(35)

Total shareholders’ equity	68,034	164,937

Total liabilities, minority interest and shareholders’ equity	$395,225	$344,415

ASYST TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share data)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002

Net sales	$59,687	$35,773	$259,495	$183,234
Cost of sales	48,488	22,544	184,443	142,306

Gross profit	11,199	13,229	75,052	40,928

Operating expenses:
Research and development	8,549	8,734	40,059	39,010
Selling, general and administrative	19,828	16,266	74,175	76,262
Amortization of acquired intangible assets	4,778	1,098	14,051	7,078
Restructuring charges	—	88	7,019	8,163
Asset impairment charges	—	—	15,519	40,499
In-process research and development costs of acquired businesses	—	—	7,832	2,000

Total operating expenses	33,155	26,186	158,655	173,012

Operating income (loss)	(21,956)	(12,957)	(83,603)	(132,084)
Gain on sale of wafer and reticle carrier products	28,420	—	28,420	—
Other income (expense), net	(1,690)	(1,812)	(6,918)	(3,456)

Income (loss) before provision for (benefit from) income taxes	4,774	(14,769)	(62,101)	(135,540)
Provision for (benefit from) income taxes	(1,293)	(4,536)	57,335	(38,026)
Minority interest	161	—	(4,663)	—

Net income (loss) continuing operations	5,906	(10,233)	(114,773)	(97,514)
Discontinued operations, net of income tax	(9,343)	(2,942)	(21,096)	(51,403)

Net loss	$(3,437)	$(13,175)	$(135,869)	$(148,917)

Basic earnings (loss) per share:
Continuing operations	$0.16	$(0.29)	$(3.06)	$(2.76)
Discontinued operations	(0.25)	(0.08)	(0.56)	(1.45)

Basic earnings (loss) per share	$(0.09)	$(0.37)	$(3.62)	$(4.21)

Diluted earnings (loss) per share:
Continuing operations	$0.15	$(0.29)	$(3.06)	$(2.76)
Discontinued operations	(0.23)	(0.08)	(0.56)	(1.45)

Diluted earnings (loss) per share	$(0.08)	$(0.37)	$(3.62)	$(4.21)

Shares used in the per share calculation:
Basic	38,005	35,779	37,489	35,373

Diluted	40,586	35,779	37,489	35,373

ASYST TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (PRO FORMA)
(Unaudited; in thousands, except per share data)

			Pro Forma
	Three Months		Three Months
	Ended		Ended
	March 31,	Pro Forma	March 31,
	2003	Adjustments	2003

Net sales	$59,687	$—	$59,687
Cost of sales	48,488	(4,540)	43,948

Gross profit	11,199	4,540	15,739

Operating expenses:
Research and development	8,549	(70)	8,479
Selling, general and administrative	19,828	(876)	18,952
Amortization of acquired intangible assets	4,778	(4,778)	—

Total operating expenses	33,155	(5,724)	27,431

Operating income (loss)	(21,956)		(11,692)
Gain on sale of wafer and reticle carrier products	28,420	(28,420)	—
Other income (expense), net	(1,690)	—	(1,690)

Income (loss) before provision for (benefit from) income taxes	4,774		(13,382)
Provision for (benefit from) income taxes	(1,293)	—	(1,293)
Minority interest	161	—	161

Net income (loss) continuing operations	5,906		(12,250)
Discontinued operations, net of income tax	(9,343)	9,343	—

Net loss	$(3,437)		$(12,250)

Basic earnings (loss) per share:
Continuing operations	$0.16		$(0.32)
Discontinued operations	(0.25)		—

Basic earnings (loss) per share	$(0.09)		$(0.32)

Diluted earnings (loss) per share:
Continuing operations	$0.15		$(0.30)
Discontinued operations	(0.23)		—

Diluted earnings (loss) per share	$(0.08)		$(0.30)

Shares used in the per share calculation:
Basic	38,005		38,005

Diluted	40,586		40,586